Collection Period Start		1-Dec-04	Distribution Date	18-Jan-05
Collection Period End		31-Dec-04	30/360 Days	30
Beg. of Interest Period		15-Dec-04	Actual/360 Days	34
End of Interest Period		18-Jan-05

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,680,098,819.60	1,592,319,596.60	1,560,235,442.37	0.9286569
Total Securities		1,680,098,819.60	1,592,319,596.60	1,560,235,442.37	0.9286569
Class A-1 Notes	2.105630%	265,000,000.00	177,220,777.00	145,136,622.77	0.5476854
Class A-2 Notes	2.550000%	260,000,000.00	260,000,000.00	260,000,000.00	1.0000000
Class A-3 Notes	2.900000%	357,000,000.00	357,000,000.00	357,000,000.00	1.0000000
Class A-4a Notes	2.472500%	488,000,000.00	488,000,000.00	488,000,000.00	1.0000000
Class A-4b Notes	3.180000%	100,000,000.00	100,000,000.00	100,000,000.00	1.0000000
Certificates	0.000000%	210,098,819.60	210,098,819.60	210,098,819.60	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	32,084,154.23	352,430.20	121.0722801	1.3299253
Class A-2 Notes	0.00	552,500.00	0.0000000	2.1250000
Class A-3 Notes	0.00	862,750.00	0.0000000	2.4166667
Class A-4a Notes	0.00	1,139,547.78	0.0000000	2.3351389
Class A-4b	0.00	265,000.00	0.0000000	2.6500000
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	32,084,154.23	3,172,227.98

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal	20,950,874.86
Monthly Interest	6,223,055.23
Total Monthly Payments	27,173,930.09

Interest Rate Cap Payments	0.00

Advances:
Aggregate Monthly Payment Advances	1,413,465.89
Aggregate Sales Proceeds Advance	1,281,886.52
Total Advances	2,695,352.41

Vehicle Disposition Proceeds:
Reallocation Payments	1,417,596.93
Repurchase Payments	47,644.43
Net Auction Proceeds	0.00
Recoveries	0.00
Net Liquidation Proceeds	7,577,489.95
Excess Wear and Tear and Excess Mileage	3,112.46
Remaining Payoffs	0.00
Net Insurance Proceeds	819,710.81
Residual Value Surplus	1,867.19
Total Collections	39,736,704.27

II. COLLATERAL POOL BALANCE DATA
	Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period	69,944	1,627,039,640.56	4.50000%	1,592,319,596.60
Total Depreciation Received		(20,857,605.02)		(21,059,148.93)
Principal Amount of Gross Losses	(89)	(2,288,552.58)		(2,346,549.09)
Repurchase / Reallocation	(2)	(46,229.29)		(47,644.43)
Early Terminations	(10)	(211,734.26)		(203,205.98)
Scheduled Terminations	(350)	(8,408,921.28)		(8,427,605.80)
Pool Balance - End of Period	69,493	1,595,226,598.13	4.50000%	1,560,235,442.37

III. DISTRIBUTIONS

Total Collections		39,736,704.27
Reserve Amounts Available for Distribution		0.00
Total Available for Distribution		39,736,704.27

1. Amounts due Indenture Trustee as Compensation or Indemnity		0.00
2. Reimbursement of Payment Advance		1,352,766.10
3. Reimbursement of Sales Proceeds Advance		539,173.02
4. Servicing Fee:
Servicing Fee Due		1,326,933.00
Servicing Fee Paid		1,326,933.00
Servicing Fee Shortfall		0.00
Total Trustee, Advances and Servicing Fee Paid		3,218,872.12

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall		0.00
Class A-1 Notes Interest on Interest Carryover Shortfall		0.00
Class A-1 Notes Monthly Available Interest Distribution Amount		352,430.20

Class A-1 Notes Monthly Interest Paid		352,430.20
Chg in Class A-1 Notes Int. Carryover Shortfall		0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall		0.00
Class A-2 Notes Interest on Interest Carryover Shortfall		0.00
Class A-2 Notes Monthly Available Interest Distribution Amount		552,500.00

Class A-2 Notes Monthly Interest Paid		552,500.00
Chg in Class A-2 Notes Int. Carryover Shortfall		0.00

Class A-3 Notes Monthly Interest		0.00
Class A-3 Notes Interest Carryover Shortfall		0.00
Class A-3 Notes Interest on Interest Carryover Shortfall		0.00
Class A-3 Notes Monthly Available Interest Distribution Amount		862,750.00

Class A-3 Notes Monthly Interest Paid		862,750.00
Chg in Class A-3a Notes Int. Carryover Shortfall		0.00

Class A-4 Monthly Interest
Class A-4a Notes Interest Carryover Shortfall		0.00
Class A-4a Notes Interest on Interest Carryover Shortfall		0.00
Class A-4a Notes Monthly Available Interest Distribution Amount		1,139,547.78

Class A-4a Notes Monthly Interest Paid		1,139,547.78
Chg in Class A-4a Notes Int. Carryover Shortfall		0.00

Class A-4b Notes Interest Carryover Shortfall		0.00
Class A-4b Notes Interest on Interest Carryover Shortfall		0.00
Class A-4b Notes Monthly Available Interest Distribution Amount		265,000.00

Class A-4b Notes Monthly Interest Paid		265,000.00
Chg in Class A-4b Notes Int. Carryover Shortfall		0.00

Certificate Monthly Interest
Certificate Interest Carryover Shortfall		0.00
Certificate Interest on Interest Carryover Shortfall		0.00
Certificate Monthly Available Interest Distribution Amount		0.00

Certificate Monthly Interest Paid		0.00
Chg in Certificate Int. Carryover Shortfall		0.00

Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due		3,172,227.98
Total Note and Certificate Monthly Interest Paid		3,172,227.98
Total Note and Certificate Interest Carryover Shortfall		0.00
Chg in Total Note and Certificate Int. Carryover Shortfall		0.00

Total Available for Principal Distribution		33,345,604.17

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes		32,084,154.23

Total Class A Noteholders' Principal Carryover Shortfall		0.00
Total Class A Noteholders' Principal Distributable Amount		32,084,154.23
Chg in Total Class A Noteholders' Principal Carryover Shortfall		0.00

7. Total Monthly Principal Paid on the Certificates		0.00

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		0.00
Chg in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		1,261,449.94

IV. RESERVE ACCOUNT

Initial Reserve Account Amount		25,201,482.29
Required Reserve Account Amount		50,402,964.59
Beginning Reserve Account Balance		36,399,694.82
Reinvestment Income for the Period		119,789.91
Reserve Fund Available for Distribution		36,519,484.73
Reserve Fund Draw Amount		0.00
Deposit of Remaining Available Collections		1,261,449.94
Gross Reserve Account Balance		37,780,934.67
Remaining Available Collections Released to Seller		0.00
Ending Reserve Account Balance		37,780,934.67

V. POOL STATISTICS

Weighted Average Remaining Maturity		28.75
Monthly Prepayment Speed		75.000%
Lifetime Prepayment Speed		65.000%

	$	units
Recoveries of Defaulted and Casualty Receivables	1,597,928.67
Securitization Value of Defaulted Receivables and Casualty Receivables	2,346,549.09	89
Aggregate Defaulted and Casualty Gain (Loss)	(748,620.42)
Pool Balance at Beginning of Collection Period	1,592,319,596.60
Net Loss Ratio	-0.0470%

Cumulative Net Losses for all Periods	0.1865%	3,132,966.50

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	16,826,582.88	706
61-90 Days Delinquent	2,993,798.17	117
91-120+ Days Delinquent	1,122,066.41	37
Total Delinquent Receivables:	20,942,447.46	860
60+ Days Delinquencies as Percentage of Receivables	0.26%

Aggregate Sales Performance of Auctioned Vehicles	$	units
Sales Proceeds	566,125.00	33
Securitization Value	691,419.53
Aggregate Residual Gain (Loss)	(125,294.53)

Cumulative Sales Performance of Auctioned Vehicles	$	units
Cumulative Sales Proceeds	1,616,939.00	91
Cumulative Securitization Value	1,973,758.91
Cumulative Residual Gain (Loss)	(356,819.91)

VI. Reconciliation of Advances	.

Beginning Balance of Residual Advance		1,000,644.98
Reimbursement of Outstanding Advance		539,173.02
Additional Advances for current period		1,281,886.52
Ending Balance of Residual Advance		1,743,358.48

Beginning Balance of Payment Advance		3,260,479.91
Reimbursement of Outstanding Payment Advance		1,352,766.10
Additional Payment Advances for current period		1,413,465.89
Ending Balance of Payment Advance		3,321,179.70